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                                                                      Exhibit 21

                            RESTRICTED SUBSIDIARIES
                                       OF
                        HARTE-HANKS COMMUNICATIONS, INC.


                                                                    State of               % of Stock
Name of Corporation                                              Incorporation                Owned
-------------------                                              -------------             ----------
DiMark, Inc.                                                     New Jersey                    100%
DiMark Marketing, Inc.                                           Pennsylvania                  100%(1)
Direct Market Concepts, Inc.                                     Florida                       100%
DMK, Inc.                                                        Delaware                      100%(2)
The Flyer Publishing Corporation                                 Florida                       100%
Harte-Hanks Community Newspapers, Inc.                           Texas                         100%
Harte-Hanks Data Technologies, Inc.                              Massachusetts                 100%
Harte-Hanks Direct, Inc.                                         Delaware                      100%
Harte-Hanks Direct Marketing/Baltimore, Inc.                     Maryland                      100%
Harte-Hanks Direct Marketing/Cincinnati, Inc.                    Ohio                          100%
Harte-Hanks Direct Marketing/Dallas, Inc.                        Delaware                      100%
Harte-Hanks Direct Marketing/Fullerton, Inc.                     California                    100%
Harte-Hanks do Brazil Consultoria e Servicos Ltda.               Brazil                        100%(3)
Harte-Hanks Limited                                              England                       100%(3)
Harte-Hanks Market Research, Inc.                                New Jersey                    100%
Harte-Hanks Pty. Limited                                         Australia                     100%(3)
Harte-Hanks Response Management/Boston, Inc.                     Massachusetts                 100%
Harte-Hanks Shoppers, Inc.                                       California                    100%
Harte-Hanks Stock Plan, Inc.                                     Delaware                      100%
Harte-Hanks Television, Inc.                                     Delaware                      100%
H&R Communications, Inc.                                         New Jersey                    100%(2)
HTS, Inc.                                                        Connecticut                   100%
Independent Publishing Company                                   South Carolina                100%
Information for Marketing Limited                                England                       100%(5)
Marketing Communications, Inc.                                   Missouri                      100%
Mars Graphic Services, Inc.                                      New Jersey                    100%(4)
Northern Comprint Co.                                            California                    100%
NSO, Inc.                                                        Ohio                          100%
Pennysaver Publications, Inc.                                    Texas                         100%
Potpourri Shopper, Inc.                                          California                    100%
PRO Direct Response Corp.                                        New Jersey                    100%(2)
Select Marketing, Inc.                                           Texas                         100%
Southern Comprint Co.                                            California                    100%

(1) Owned by Mars Graphic Services, Inc.

(2) Owned by DiMark Marketing, Inc.

(3) Owned by Harte-Hanks Data Technologies, Inc.

(4) Owned by DiMark, Inc.

(5) Owned by Harte-Hanks Limited


Dated:  February 19, 1997


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